Exhibit 99.1

Range Impact Announces Expansion of Investment in its Fola Mine Complex with Acquisition of Two Mining Permits and Two Coal Leases

CLEVELAND, OHIO – (July 2, 2025) – Range Impact, Inc. (OTCQB: RNGE) (“Range Impact” or the “Company”), a public company dedicated to acquiring, reclaiming and repurposing distressed coal mines throughout Appalachia, today announced the acquisition of two permits and one coal lease from WV Reclaim Co, LLC and one additional coal lease from AppleAtcha Land LLC at the Fola Mine Complex located in central West Virginia.

Building on its acquisition of 15 mining permits located at the Fola Mine Complex in March 2025, the Company has purchased two additional mining permits (“Purchased Permits”) at the site with an estimated reclamation obligation of $10.4 million. As part of this transaction, which closed on June 30, 2025, the Company assumed a new surface coal lease with a well-capitalized and experienced mine operator that is expected to pay the Company a royalty based on coal mined and sold from these Purchased Permits.

In addition, on July 1, 2025, the Company assumed a new underground coal mining lease with a large public mining company that is expected to pay the Company a royalty based on coal mined and sold from a select block of metallurgical Eagle seam coal located at the Fola Mine Complex.

“Since our acquisition of the Fola Mine approximately 90 days ago, we have successfully reduced the number of permits that we’re responsible for by nearly 10% and acquired two new permits and two coal leases that are expected to provide several years of royalty income to help fund the reclamation and repurposing of the site,” stated Michael Cavanaugh, the Company’s Chief Executive Officer. “I am pleased with our initial progress and encouraged by our team’s effort and dedication to resolve the reclamation obligations at the Fola Mine and thereby unlock the underlying value of the land for the long-term benefit of the local communities and the Company’s shareholders,” Mr. Cavanaugh added.

About Range Impact, Inc.

Headquartered in Cleveland, Ohio, Range Impact is a public company (OTC: RNGE) dedicated to improving the health and wellness of people and the planet through a novel and innovative approach to impact investing. Range Impact owns and operates several complementary operating businesses focused on developing long-term solutions to environmental, social, and health challenges, with a particular focus on acquiring, reclaiming and repurposing mine sites and other undervalued land in economically disadvantaged communities throughout Appalachia. Range Impact takes an opportunistic approach to impact investing by leveraging its competitive advantages and looking at solving old problems in new ways. Range Impact seeks to thoughtfully allocate its capital into strategic opportunities that are expected to make a positive impact on the people-planet ecosystem and generate strong investment returns for its shareholders.

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors that could cause actual outcomes and results to be materially different from those indicated in such statements. Such factors include, among others, the inherent uncertainties associated with new projects, changes in business strategy and new lines of business. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Range Impact, Inc.

Investor Relations

P: +1 (216) 304-6556

E: ir@rangeimpact.com

W: www.rangeimpact.com